   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1994

                                                  REGISTRATION NO. 33-52763
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------



                            AMENDMENT NO. 1 TO [/R]
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                    INTERNATIONAL LEASE FINANCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               CALIFORNIA                              22-3059110
    (STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER IDENTIFICATION
     INCORPORATION OR ORGANIZATION)                     NUMBER)
                      1999 AVENUE OF THE STARS, 39TH FLOOR
                  LOS ANGELES, CALIFORNIA 90067 (310) 788-1999
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
               ALAN H. LUND, SENIOR VICE PRESIDENT AND TREASURER
                      1999 AVENUE OF THE STARS, 39TH FLOOR
                  LOS ANGELES, CALIFORNIA 90067 (310) 788-1999
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                WITH COPIES TO:
        RICHARD A. BOEHMER, ESQ.                 PETER P. WALLACE, ESQ.
           O'MELVENY & MYERS                MILBANK, TWEED, HADLEY & MCCLOY
         400 SOUTH HOPE STREET                 601 SOUTH FIGUEROA STREET
     LOS ANGELES, CALIFORNIA 90071           LOS ANGELES, CALIFORNIA 90017

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                               ----------------

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                               ----------------

  As permitted by Rule 429, the Prospectus included in this Registration Statement also relates to the Registrant's Registration Statement No. 33-59362 on Form S-3.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 13, 1994

PROSPECTUS
[LOGO INTERNATIONAL LEASE FINANCE CORPORATION]

                                DEBT SECURITIES

  International Lease Finance Corporation (the "Company") intends to issue from time to time debt securities (the "Debt Securities") with an aggregate offering price of up to $2,449,080,000, which will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities shall be issued in U.S. dollar denominations or, at the option of the Company, if so specified in the applicable Prospectus Supplement (the "Prospectus Supplement"), in any other currency, including composite currencies such as the European Currency Unit. The Debt Securities may be issued in one or more series with the same or various maturities at par or with an original issue discount. The specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), time of payment of interest, any terms for redemption, any other specific terms, and any listing on a securities exchange of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") are set forth in the accompanying Prospectus Supplement together with the terms of offering of the Offered Debt Securities. All or a portion of the Debt Securities of a series may be issued in temporary or permanent global form.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Debt Securities will be sold directly through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities, the names of such agents or underwriters and any applicable commissions or discounts are set forth in the accompanying Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the accompanying Prospectus Supplement.

                                  -----------

                 The date of this Prospectus is         , 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the Public Reference Room of the Commission, Room 1024, at 450 Fifth Street, N.W., Washington, D.C., 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Room of the Commission, Room 1024, at 450 Fifth Street, N.W., Washington, D.C. 20549.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which may be examined without charge at the public reference facilities maintained by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1993, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and its Current Reports on Form 8-K, event dates January 4, January 11, February 23 and March 24, 1994 filed by the Company with the Commission are incorporated herein by reference.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Offered Debt Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: ALAN H. LUND, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, INTERNATIONAL LEASE FINANCE CORPORATION, 1999 AVENUE OF THE STARS, 39TH FLOOR, LOS ANGELES, CALIFORNIA 90067 (TELEPHONE: (310) 788-1999).

                                  THE COMPANY

  The Company is primarily engaged in the acquisition of new and used commercial jet aircraft and the leasing and sale of such aircraft to domestic and foreign airlines. The Company, in terms of the number and value of transactions concluded, is a major owner-lessor of commercial jet aircraft. Since its formation in 1973, the Company has engaged in over 650 transactions involving the lease or sale of commercial aircraft to more than 120 airlines. In addition, the Company is engaged in the remarketing of commercial jets principally for airlines and financial institutions. At December 31, 1993, the Company had committed to purchase 227 aircraft deliverable through 1999 at an estimated aggregate purchase price of $12.9 billion. It also had options to purchase an additional 58 aircraft deliverable through 1999 at an estimated aggregate purchase price of $3.4 billion.

  The Company is a wholly owned subsidiary of American International Group, Inc. ("AIG").

  The Company is incorporated in the State of California and its principal executive offices are located at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, with a telephone and telecopier number of (310) 788-1999 and (310) 788-1990, respectively.

                      AMERICAN INTERNATIONAL GROUP, INC.

  AIG is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. The principal insurance company subsidiaries are American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., New Hampshire Insurance Company, Lexington Insurance Company, American International Underwriters Overseas, Ltd., American Life Insurance Company, American International Assurance Company, Limited, The Philippine American Life Insurance Company, American International Reinsurance Company, Ltd. and United Guaranty Residential Insurance Company. Other significant activities are financial services and insurance agency and service fee operations. The Common Stock of AIG is listed on, among others, the New York Stock Exchange.

  THE DEBT SECURITIES WILL NOT BE OBLIGATIONS OF, OR GUARANTEED BY, AIG.

                                USE OF PROCEEDS

  Unless otherwise stated in the accompanying Prospectus Supplement, proceeds to be received from the sale of the Debt Securities offered hereby will be used, together with internally generated funds, for general corporate purposes, including the acquisition of aircraft. Pending ultimate application, the proceeds from the sale of the Debt Securities will be invested in marketable securities.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be unsecured obligations issued under an indenture dated as of November 1, 1991 (the "Indenture"), between the Company and Continental Bank, National Association, as trustee (the "Trustee"). The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture (a copy of which is filed as an exhibit to the Registration Statement), including the definitions therein of certain terms and the provisions of certain terms which are made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Capitalized terms used in the following summaries and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

  The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

  The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued in one or more series with the same or various maturities, at par or with an original issue discount. Federal income tax consequences and other special considerations applicable to any Debt Securities issued with an original issue discount will be described in the Prospectus Supplement relating thereto.

  Reference is made to the accompanying Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit upon the aggregate principal amount of the Offered Debt Securities; (iii) the Person to whom any interest on an Offered Debt Security shall be payable if other than the Person in whose name that Offered Debt Security (or one or more Predecessor Securities) is registered at the close of business on the relevant Regular Record Date; (iv) the date or dates on which the principal of the Offered Debt Securities is payable; (v) the rate or rates (which may be fixed or variable), or the formula pursuant to which such rate or rates will be determined, at which the Offered Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue, the Interest Payment Dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates; (vi) the place or places where the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable; (vii) any mandatory or optional sinking fund or analogous provisions, the periods during which and the price or prices at which the Offered Debt Securities may, pursuant to such funds, provisions or otherwise, be redeemed at the option of the Company or of any Holder thereof and the other terms and provisions thereof; (viii) the currency or currencies in which the Offered Debt Securities are payable; (ix) if applicable, the manner of determining the amount of principal of or premium or interest on the Offered Debt Securities if such amount is determined with reference to an index; (x) the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (xi) whether the Offered Debt Securities which will be issued in whole or in part in the form of one or more Global Securities; (xii) any additional Events of Default provided with respect to the Offered Debt Securities; and (xiii) any other terms of the Offered Debt Securities.

DENOMINATION AND EXCHANGE

  Unless otherwise indicated in the accompanying Prospectus Supplement for a particular issue, the Debt Securities will be issued in fully registered form in denominations of $1,000 and integral multiples thereof and may be issued in whole or in part in the form of one or more Global Securities. See "Global Securities" below. Unless otherwise indicated in the accompanying Prospectus Supplement for a particular issue, principal, premium, if any, and interest, if any, is to be payable to registered Holders of the Debt Securities at the office of the Trustee maintained for that purpose in the Borough of Manhattan, City and State of New York, or at any paying agency maintained at the time by the Company for such purpose. At the option of the Company, payment of interest to registered Holders of the Debt Securities may be made by check mailed to the address of the person entitled thereto as it appears on the register for the Debt Securities. Unless otherwise indicated in the accompanying Prospectus Supplement for a particular issue, certificated Debt Securities may be presented for registration of transfer or exchange at such office of the Trustee in New York, New York, or at such other location or locations as may be established pursuant to the Indenture without any service charge but subject to the limitations provided in the Indenture.

CERTAIN COVENANTS OF THE COMPANY

  Restrictions on Liens. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any mortgage, pledge, lien or other encumbrance of any nature (herein collectively referred to as a "mortgage" or "mortgages") upon any property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without in any such case effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary ranking equally with the Debt Securities) shall be secured equally and ratably with such indebtedness for borrowed money, except that the foregoing restrictions shall not apply to: (a) mortgages existing on November 1, 1991; (b) certain mortgages securing all or a part of the purchase price of property (other than property acquired for lease to a Person other than the Company or a Restricted Subsidiary); (c) mortgages on the property of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary;
(d) mortgages securing indebtedness for borrowed money of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; (e) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time the Company or a Restricted Subsidiary purchases, leases or otherwise acquires the properties of such other corporation as an entirety or substantially as an entirety; (f) the replacement of any of the foregoing, provided that the principal amount of the indebtedness for borrowed money secured by the mortgage shall not be increased and the principal repayment schedule and maturity of such indebtedness shall not be extended and the mortgage shall be limited to the property or part thereof which secured the mortgage so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property; (g) liens in connection with certain legal proceedings; (h) liens for certain taxes or assessments, landlord's liens and charges incidental to the conduct of the business, or the ownership of the property and assets, of the Company or a Restricted Subsidiary, which are not incurred in connection with the borrowing of money and which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or a Restricted Subsidiary or the value of such property for the purpose of such business; and
(i) mortgages which would otherwise be subject to the foregoing restrictions which, when the indebtedness for borrowed money relating to those mortgages is added to all other then outstanding indebtedness for borrowed money of the Company and the Restricted Subsidiaries secured by mortgages and not listed in clauses (a) through (h) above, does not exceed 12.5% of the Consolidated Net Tangible Assets of the Company.

  Restrictions as to Dividends and Certain Other Payments. No dividend shall be paid or declared nor shall any distributions be made on any capital stock of the Company (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Company), nor shall any payment be made by the Company or any Restricted Subsidiary to acquire or retire shares of such stock, at a time when an Event of Default has occurred and is continuing under the Indenture constituting a (i) default in the payment of interest on the Debt Securities of that series when due, continued for 30 days; (ii) default in the payment of the principal and premium, if any, on the Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; or (iii) default in the deposit of any sinking fund payment with respect to Debt Securities of that series when and as due.

  Restrictions on Investments in Non-Restricted Subsidiaries. The Company will not, nor will it permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, a Non-Restricted Subsidiary if immediately thereafter the Company would be in breach of or in default in the performance of any covenant or warranty of the Company contained in the Indenture.

  Limited Covenants in the Event of a Highly Leveraged Transaction. Other than the covenants of the Company included in the Indenture as described above and as described under "Description of Debt Securities--Merger and Sale of Assets", there are no covenants or provisions in the

Indenture that may afford Holders protection in the event of a highly leveraged transaction, leveraged buyout, reorganization, restructuring, merger or similar transaction involving the Company.

CERTAIN DEFINITIONS

  Set forth below are certain significant terms which are defined in the
Indenture:

  "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Company and its Restricted Subsidiaries, after deducting therefrom (a) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes, (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet, and (c) amounts invested in, or equity in the net assets of, Non-Restricted Subsidiaries.

  "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. "Non-Restricted Subsidiaries" means (a) any Subsidiary so designated by the Board of Directors of the Company in accordance with the Indenture, and (b) any other Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted Subsidiaries, if such other Subsidiary is a corporation, or in which the Non-Restricted Subsidiary is a general partner, if such other Subsidiary is a limited partnership. Pursuant to specified conditions in the Indenture, the Company's Board of Directors may change the designations of Restricted Subsidiaries and Non-Restricted Subsidiaries.

  "Subsidiary" means any corporation, partnership, or trust more than 50% of the Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

AMENDMENT, SUPPLEMENT AND WAIVER

  The Indenture may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding of each series affected by such amendment or supplement, and any past default and its consequences may be waived with the consent of the Holders of a majority in principal amount of the Debt Securities at the time outstanding of each series affected by such default; provided that, without the consent of the Holders of all of the Debt Securities affected thereby, no such amendment, supplement or waiver may change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the stated maturity of any Debt Security (or reduce the amount payable upon a declaration of acceleration of the Debt Security), or change the time for payment of any interest on any Debt Securities, or make any Debt Security payable in money other than that stated in the Debt Security, or reduce the aforesaid percentage of principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver. Without the consent of any Holder of Debt Securities, the Company may amend or supplement the Indenture to, among other things, evidence succession of another corporation to the Company, to add covenants or additional Events of Default for the benefit of the Holders of all or any series of Debt Securities, to cure any ambiguity, correct any provision of the Indenture inconsistent with other provisions thereof or make any other provision which does not adversely affect the interests of the Holders of Debt Securities in any material respect, or to change or eliminate any provision of the Indenture if such change or elimination is effective only when there are no Debt Securities outstanding which were issued prior to such change or elimination and entitled to the benefit of such provision.

EVENTS OF DEFAULT

  The Indenture defines an Event of Default as being any one of the following events: (a) default in the payment of any interest on the Debt Securities of that series when due, continued for 30 days; (b) default in the payment of the principal and premium, if any, on the Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the deposit of any sinking fund payment of the Debt Securities of that series when and as due; (d) default in the performance of any other of the Company's covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series) continued for 60 days after written notice; (e) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences indebtedness for borrowed money of the Company or any Restricted Subsidiary which default constitutes a failure to pay principal of such indebtedness in an amount exceeding $20,000,000 when due and payable (other than as a result of acceleration) or results in indebtedness for borrowed money in the aggregate of $20,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable, and such acceleration is not rescinded or annulled, or such indebtedness for borrowed money is not discharged, within 30 days after written notice to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debt Securities of that series at the time outstanding; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other events of default provided with respect to the Offered Debt Securities. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of each series affected thereby may declare the Debt Securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the Holders of a majority in principal amount of the Debt Securities of each series affected thereby.

  No Holder of any Debt Security of a series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and unless also the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series shall have made written request upon the Trustee, and have offered indemnity satisfactory to the Trustee to institute such proceeding as Trustee, and the Trustee for 60 days shall have failed to institute such proceeding. However, the right of any Holder of any Debt Security to institute suit for enforcement of any payment of principal of, and premium, if any, and interest on, such Debt Security on or after the due date expressed in such Debt Security, may not be impaired or affected without such Holder's consent.

  The Holders of a majority in principal amount of Debt Securities of any series at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series. However, the Trustee may refuse to follow any such direction that conflicts with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. The Trustee may withhold from Holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

  The Company will be required to furnish to the Trustee within 120 days after the end of each fiscal year, a statement as to whether any default under the Indenture occurred during the fiscal year.

DEFEASANCE AND COVENANT DEFEASANCE


  Unless otherwise indicated in the accompanying Prospectus Supplement, the Company may discharge (a "defeasance") its obligations with respect to the outstanding Debt Securities of such series (other than certain obligations to the Trustee and the Company's obligations with respect to the registration, transfer and exchange of certificated Debt Securities, mutilated, destroyed, lost and stolen certificated Debt Securities, the maintenance of an office or agency in the Place of Payment and the treatment of funds held by Paying Agents), or may be released from the restrictions described under "Certain Covenants of the Company" above and any other provisions identified in the accompanying Prospectus Supplement ("covenant defeasance") if, among other things, (i) the Company has irrevocably deposited or caused to be deposited with the Trustee (or other satisfactory trustee), as trust funds for the payment of such Debt Securities, money, U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest will provide money, or a combination thereof, in an amount sufficient, without reinvestment, to pay and discharge at maturity or redemption the entire amount of principal of (and premium, if any) and interest on such Debt Securities; (ii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Debt Securities shall have occurred or be continuing on the date of such deposit and, for certain purposes, at any time during the period ending on the 123rd day after the date of deposit, or any longer preference period; (iii) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as referred to in the Indenture; and (iv) such defeasance or covenant defeasance will not result in a breach or violation of the Indenture or other material agreements or instruments of the Company or cause the Debt Securities, if listed on a national securities exchange, to be delisted.

  In addition, in the case of defeasance, the Company is required to deliver to the Trustee an opinion of counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the outstanding Debt Securities of the series to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of a covenant defeasance, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the Holders of the outstanding Debt Securities of the series for which covenant defeasance is proposed will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

  "U.S. Government Obligations" is defined in the Indenture as securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

MERGER AND SALE OF ASSETS

  The Company may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and another Person may consolidate with and merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company only if (i) the Person formed by such consolidation or surviving such merger or to which such assets or properties are conveyed, transferred or leased is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State or the District of Columbia and such Person expressly assumes the Company's obligations under the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and (iii) if property or assets of the Company have become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, the Company and such Person have taken appropriate steps to secure any of the Debt Securities equally and ratably with the securities secured thereby.

  Upon such consolidation, merger or conveyance, transfer or lease, the successor Person shall be substituted for the Company under the Indenture and, except in the case of such a lease, the Company shall be relieved of all obligations under the Indenture.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in the form of one or more fully registered Global Securities that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary, identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of Persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or Persons that hold through participants (with respect to interests of Persons other than participants). So long as the Depositary for a Global Security, or its nominees, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture.

  Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the

Company, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Debt Securities.

  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

THE TRUSTEE

  The Trustee has been and from time to time is an unsecured lender to the Company. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to purchasers or to a single purchaser; or (iii) through agents. The accompanying Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, agents' commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates which may be represented by managing underwriters. Such firms may from time to time purchase and sell Debt Securities in the secondary market, but they are not obligated to do so. No assurance can be given that there will be a secondary market for the Debt Securities. Unless otherwise set forth in the accompanying Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act.

  If so indicated in the accompanying Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the accompanying Prospectus Supplement and the accompanying Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements of International Lease Finance Corporation and subsidiaries appearing in International Lease Finance Corporation's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the issuance of the Debt Securities offered hereby is being passed upon for the Company by O'Melveny & Myers. Milbank, Tweed, Hadley & McCloy, Los Angeles, California will pass upon certain legal matters for the underwriters or agents.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              ------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Documents Incorporated by Reference........................................   2
The Company................................................................   3
American International Group, Inc. ........................................   3
Use of Proceeds............................................................   3
Description of Debt Securities.............................................   3
Plan of Distribution.......................................................  10
Experts....................................................................  11
Legal Matters..............................................................  11

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

               [LOGO OF INTERNATIONAL LEASE FINANCE CORPORATION]


                                DEBT SECURITIES


                              ------------------

                                  PROSPECTUS

                              ------------------


                                         , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

1. Registration Fee............................................... $  689,656
2. Cost of Printing, Engraving and Freight........................    600,000
3. Legal Fees and Expenses........................................    500,000
4. Accounting Fees................................................    100,000
5. Trustee Fees...................................................     75,000
6. Blue Sky Fees and Expenses.....................................     25,000
7. Rating Agency Fees.............................................    500,000
8. Miscellaneous..................................................     10,344
                                                                   ----------
    Total......................................................... $2,500,000
                                                                   ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to the California Corporations Code and Section 7.5 of the Company's Bylaws, directors, officers, employees and agents of the Company may be indemnified by the Company in certain circumstances against liabilities they incur while acting in such capacities.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   4     Indenture, dated as of November 1, 1991, between International Lease
         Finance Corporation and Continental Bank, National Association, as
         Trustee (filed as an exhibit to Registration Statement No. 33-43698 and incorporated herein by reference).
   5     Opinion of O'Melveny & Myers as to the legality of the Debt
         Securities.
  12     Computation of Ratio of Earnings to Fixed Charges (included in the
         Company's Annual Report on Form 10-K for the year ended December 31,
         1993 and Quarterly Report on Form 10-Q for the quarter ended March 31,
         1994 and incorporated herein by reference).
  23.1   Consent of Ernst & Young (included on page II-5).
  23.2   Consent of O'Melveny & Myers (included in their opinion filed as
         Exhibit 5).
 *24     Power of Attorney.
 *25     Form T-1 Statement of Eligibility and Qualifications under the Trust
         Indenture Act of 1939 of Continental Bank, National Association, as
         Trustee.

- ------------

* Previously filed.

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;
      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT DULY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 12TH DAY OF MAY, 1994.

                                          INTERNATIONAL LEASE FINANCE
                                           CORPORATION

                                                 /s/ Alan H. Lund


                                          By___________________________________

                                               Senior Vice President, Chief
                                              Financial Officer and Treasurer




  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON MAY 12, 1994 IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
           * Leslie L. Gonda
- -------------------------------------------
              Leslie L. Gonda                          Chairman of the Board
                                                            and Director
         * Steven F. Udvar-Hazy
- -------------------------------------------
           Steven F. Udvar-Hazy                       Chief Executive Officer
                                                           and Director
            * Louis L. Gonda                                 Director
- -------------------------------------------
              Louis L. Gonda

           * M. R. Greenberg                                 Director
- -------------------------------------------
              M. R. Greenberg

          * Edward E. Matthews                               Director
- -------------------------------------------
            Edward E. Matthews

          * Petros Sabatacakis                               Director
- -------------------------------------------
            Petros Sabatacakis

                 SIGNATURE                                     TITLE
                 ---------                                     -----
           * Howard I. Smith                                 Director
- -------------------------------------------
              Howard I. Smith
             /s/ Alan H. Lund                        Chief Financial Officer and
- -------------------------------------------           Chief Accounting Officer
               Alan H. Lund


By    /s/ Alan H. Lund
- -------------------------------------------
               Alan H. Lund
             Attorney-in-fact